UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2016

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As reported by CenterPoint Energy, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2016, the Company entered into a Purchase Agreement (the “Purchase Agreement”) on January 28, 2016 with Enable Midstream Partners, LP (the “Partnership”) pursuant to which it agreed to purchase in a private placement (the “Private Placement”) an aggregate of 14,520,000 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) for a cash purchase price of $25.00 per Series A Preferred Unit. Pursuant to the terms of the Purchase Agreement, the Company purchased the Series A Preferred Units from the Partnership on February 18, 2016.

As a result of the Private Placement, the Company directly owns 14,520,000 Series A Preferred Units and through its wholly-owned subsidiary, the Company indirectly owns 94,151,707 common units, 139,704,916 subordinated units, 50% of the management rights in Enable GP, LLC, the general partner of the Partnership (the “General Partner”), and a 40% interest in the incentive distribution rights in the Partnership held by the General Partner.

Amendment to Partnership Agreement

On February 18, 2016, in connection with the closing of the Private Placement and pursuant to the Purchase Agreement, the General Partner adopted the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to, among other things, authorize and establish the terms of the Series A Preferred Units and the other series of preferred units that are issuable upon conversion of the Series A Preferred Units.

Pursuant to the Amended Partnership Agreement, the Series A Preferred Units will rank senior to the Partnership’s common units with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Series A Preferred Units have no stated maturity and are not subject to any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership or converted into its common units in connection with a change of control.

Holders of the Series A Preferred Units will receive, on a non-cumulative basis and if and when declared by the General Partner, a quarterly cash distribution, subject to certain adjustments, equal to an annual rate of 10% on the stated liquidation preference from the date of original issue to, but not including, the five year anniversary of the original issue date and an annual rate of LIBOR plus a spread of 850 bps on the stated liquidation preference thereafter.

At any time on or after five years after the original issue date, the Partnership may redeem the Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose, by paying $25.50 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. In addition, the Partnership (or a third-party with its prior written consent) may redeem the Series A Preferred Units following certain changes in the methodology employed by ratings agencies, changes of control or fundamental transactions as set forth in the Amended Partnership Agreement. If, upon a change of control or certain fundamental transactions, the Partnership (or a third-party with its prior written consent) does not exercise this option, then the holders of the Series A Preferred Units have the option to convert the Series A Preferred Units into a number of common units per Series A Preferred Unit as set forth in the Amended Partnership Agreement. The Series A Preferred Units are also required to be redeemed in certain circumstances if they are not eligible for trading on the New York Stock Exchange.

Holders of Series A Preferred Units will have no voting rights except for limited voting rights with respect to potential amendments to the Partnership Agreement that have a material adverse effect on the existing terms of the Series A Preferred Units, the issuance by the Partnership of certain securities, approval of certain fundamental transactions and as required by law.

Upon the transfer of any Series A Preferred Unit to a non-affiliate of the Purchaser, the Series A Preferred Units will automatically convert into a new series of preferred units (the “Series B Preferred Units”) on the later of the date of transfer and the second anniversary of the date of issue. The Series B Preferred Units will have the same terms as the Series A Preferred Units except that unpaid distributions on the Series B Preferred Units will accrue on a cumulative basis until paid.

The foregoing description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Partnership Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Registration Rights Agreement

On February 18, 2016, in connection with the closing of the Private Placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Partnership pursuant to which, among other things, the Partnership gave the Company certain rights to require the Partnership to file and maintain a registration statement with respect to the resale of the Series A Preferred Units and any other series of preferred units or common units representing limited partner interests in the Partnership that are issuable upon conversion of the Series A Preferred Units (collectively, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Partnership has agreed to file up to five registration statements for the resale of the Registrable Securities as soon as practicable upon receipt of a written request from a record holder (“Holder”) of Registrable Securities. Moreover, the Partnership has agreed to use reasonable best efforts to cause each such registration statement to remain effective for at least six months from its initial effectiveness. The Registration Rights Agreement provides certain customary piggyback rights. In the Registration Rights Agreement, the Partnership has agreed to indemnify Holders that elect to dispose of their Registrable Securities in any registration under the Securities Act of 1933, as amended (the “Securities Act”), against certain liabilities including liabilities under the Securities Act.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01.	Other Events.

As described in Item 1.01 of this Current Report on Form 8-K, on February 18, 2016, the Company closed the previously announced Private Placement. In connection with the Private Placement, the Partnership redeemed approximately $363,000,000 of notes scheduled to mature in 2017 payable to a wholly-owned subsidiary of the Company. The Company used proceeds from this redemption for its investment in the Series A Preferred Units pursuant to the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Third Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP, dated as of February 18, 2016.
10.2	—	Registration Rights Agreement, dated as of February 18, 2016, by and between Enable Midstream Partners, LP and CenterPoint Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: February 19, 2016	By:	/s/ Dana C. O’Brien
Dana C. O’Brien
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Third Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP, dated as of February 18, 2016.
10.2	—	Registration Rights Agreement, dated as of February 18, 2016, by and between Enable Midstream Partners, LP and CenterPoint Energy, Inc.